UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Storgatan 23C, 114 55 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2020, Neonode Technologies AB (the “Borrower”), a corporation organized in Sweden and a wholly-owned subsidiary of the registrant Neonode Inc. (“Neonode”), entered into short-term loan facilities (the “Loan Agreements”) with UMR Invest AB and Cidro Holding AB (each, a “Lender”). UMR Invest AB is an affiliate of Ulf Rosberg and Cidro Holding AB is an affiliate of Peter Lindell. Mr. Rosberg and Mr. Lindell are directors of Neonode and each is a beneficial owner of approximately 18% of Neonode common stock.

Pursuant to the Loan Agreements, each Lender made 16,145,000 SEK (Swedish Krona), which is approximately $1.7 million in U.S. Dollars, principal amount available to the Borrower. Any drawdown of the aggregate available 32,290,000 SEK, which is approximately $3.4 million, is to be used by Neonode for working capital to continue operations and to repay liabilities in the ordinary course of business. Subsequent to entering into the Loan Agreements, the Borrower made an initial drawdown of an aggregate of approximately $1.0 million.

Each of the Loan Agreements provides for a credit fee of 0.75% per annum, calculated on a daily basis from the date of the Loan Agreement, and any outstanding amount incurs interest at a fixed rate of 3.25% per annum, calculated on a daily basis from the drawdown date.

Drawdowns under the Loan Agreements will be unavailable upon the earlier to occur of the execution of capital raise by Neonode or December 31, 2020. If Neonode carries out a capital raise before December 31, 2020, any outstanding amount under the Loan Agreements, including any credit fee and interest, becomes payable as soon as practicably possible after such capital raise. If a capital raise does not occur by December 31, 2020, or if the funds from the capital raise are insufficient to repay the full outstanding amount under the Loan Agreements, then the outstanding amount under the Loan Agreements, including any credit fee and interest, is due and payable on February 28, 2021.

Any drawdown and repayment shall be in equal amounts between each of the Loan Agreements.

The Loan Agreements are subject to other customary provisions and are governed by Swedish law.

The Loan Agreements do not provide for any conversion into Neonode common stock and are not secured by any collateral of the Borrower or Neonode.

The disinterested directors of Neonode approved entering into the Loan Agreements.

A copy of each of the Loan Agreements is filed as Exhibit 10.1 and Exhibit 10.2 hereto, and are incorporated herein by reference herein. The foregoing summaries of the Loan Agreements are qualified in their entirety by reference to each such document.

Any securities that may be offered by Neonode in a future capital raise have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(d) Short-term Debt Obligation

See the disclosure above under Item 1.01, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Loan Agreement dated June 17, 2020 between Neonode Technologies AB and UMR Invest AB.
Exhibit 10.2	Loan Agreement dated June 17, 2020 between Neonode Technologies AB and Cidro Holding AB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

By:	/s/ Maria Ek
Name:	Maria Ek
Title:	Chief Financial Officer

Date: June 22, 2020

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